                                   EXHIBIT A

                     AGREEMENT PURSUANT TO RULE 13D-1(F)(1)


     The undersigned persons agree and consent to the joint filing on their behalf of this Schedule 13G in connection with their beneficial ownership of the common stock of Meditrust at December 31, 1997 and agree that this filing is filed on behalf of each of them.


                                   CLOVER CAPITAL MANAGEMENT, INC.



February 13, 1998                  By:  /s/ Michael E. Jones
                                        ---------------------------
                                        Michael E. Jones
                                        Managing Director





February 13, 1998                         /s/ Michael E. Jones
                                   --------------------------------
                                            Michael E. Jones



February 13, 1998                    /s/ Geoffrey H. Rosenberger
                                   --------------------------------
                                        Geoffrey H. Rosenberger



February 13, 1998                         /s/ Charles W. Ruff
                                   --------------------------------
                                            Charles W. Ruff



February 13, 1998                         /s/ James G. Gould
                                   --------------------------------
                                            James G. Gould




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